Exhibit 10.24

This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement dated as of August 19, 2014 (as amended, restated, superseded, replaced, succeeded, substituted, supplemented or otherwise modified from time to time in accordance with its terms, the “Subordination Agreement”) among Mevion Medical Systems, Inc. (“Borrower”), Life Sciences Alternative Funding LLC (the “Senior Lender”), and the other parties thereto to all obligations owing by Borrower to Senior Lender (including interest, expenses and fees) as described in the Subordination Agreement. Each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated August 19, 2014, is by and among Mevion Medical Systems, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule I hereto (individually, an “Investor” and collectively, the “Investors”).

The Company and the Investors hereby agree as follows:

1. The Notes. The Company has authorized the issuance and sale, in accordance with the terms hereof, of the Company’s convertible promissory notes in the original aggregate principal amount of up to $7,500,000 (the “Maximum Allocation”) to the Investors (each, a “Note”, and collectively, the “Notes”). Each Note, with the exception of the Note being issued to CHL Medical Partners III Side Fund, L.P. (the “Side Fund”), will be substantially in the form attached hereto as Exhibit A, and will be convertible into shares of the equity securities sold in connection with the Next Qualified Financing (as defined in the Note) (the “Conversion Shares”), in accordance with the terms of such Note. The Note being issued to the Side Fund will be substantially in the form attached hereto as Exhibit B. The Notes shall be subordinate to the indebtedness of the Company to Life Sciences Alternative Funding LLC (“LSAF”) pursuant to that certain Loan Agreement, dated as of June 25, 2013, as the same may be amended, restated or otherwise modified from time to time. The Maximum Allocation shall be allocated to the Investors proportionally based on the number of shares of preferred stock of the Company held by each Investor as of the date of this Agreement (determined on an as-converted to common stock basis) (the “Pro Rata Allocation”).

2. Purchase and Sale of Notes. The Company agrees to issue and sell to the Investors, and, subject to and in reliance upon the representations, warranties, terms and conditions contained herein, each Investor, severally and not jointly, agrees to purchase a Note in the principal amount set forth opposite such Investor’s name on Schedule I hereto. The purchase and sale shall take place at a closing (the “Closing”) to be held remotely via the exchange of documents, on the date hereof, or at such time or place as may be mutually agreed upon by the Company and the Investors. At the Closing, the Company will deliver a Note to each Investor against payment of the purchase price by such Investor by check payable to the Company or wire in immediately available United States funds.

3. Bridge Warrants. At the Closing the Company shall issue to each Investor that purchases the full amount of its Second Pro Rata Allocation (as defined below) (a “Super Pro Rata Investor”), a Bridge Warrant, in substantially the form attached hereto as Exhibit C (the “Bridge Warrant”).

(a) In the event that not all Investors purchase their respective Pro Rata Allocation, then each Investor that purchases at least its Pro Rata Allocation will be entitled to subscribe for its pro rata portion (as based on its Pro Rata Allocation) of the remaining Maximum Allocation (the “Second Pro Rata Allocation”). Each Investor that purchases its full Pro Rata Allocation and Second Pro Rata Allocation shall be deemed a “Super Pro Rata Investor”. Schedule I will indicate whether or not an Investor is a Super Pro Rata Investor.

(b) Each Bridge Warrant will represent the right to purchase that number of Conversion Shares as is equal to fifty percent (50%) of the principal amount of the Note purchased by the Super Pro Rata Investor divided by the Conversion Price (as defined in the Notes). The Company and the Investors, as a result of arm’s length bargaining, agree that (i) neither the Investors nor any of their partners, members, stockholders, employees or affiliates has rendered or agreed to render any services to the Company in connection with this Agreement or the issuance of the Notes and the Bridge Warrants; (ii) the Notes and the Bridge Warrants are not being issued as compensation; and (iii) the assumed price at which the Notes would be issued if they were issued apart from the Bridge Warrants is 99% of the principal amount of the Notes.

4. Series E Preferred Stock Warrants. Each Super Pro Rata Investor who holds a warrant or warrants to purchase shares of the Company’s Series E Preferred Stock (the “Series E Warrants”) shall be entitled to surrender its Series E Warrants to the Company at the closing of the Next Qualified Financing in exchange for a Bridge Warrant having an equivalent value to the Series E Warrants being exchanged. The value of a Series E Warrant will be calculated by multiplying the number of shares of Series E Preferred Stock issuable thereunder by the exercise price of such Series E Warrant.

5. Use of Proceeds. The proceeds of the sale and issuance of the Notes and Bridge Warrants shall be used for general corporate purposes.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as of the Closing:

(a) Organization and Corporate Power. The Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified, licensed or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified, licensed or registered would have a Material Adverse Effect (as defined herein). For purposes of this Agreement, the term “Material Adverse Effect” means any change or effect that is materially adverse to the properties, assets, business, financial condition or operations of the Company. The Company has all required corporate power and authority to own, lease and operate its properties and carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement, the Notes, the Bridge Warrants, and all other documents, agreements or instruments entered into or delivered in connection therewith (together, the “Transaction Documents”).

(b) Enforceability and Authorization. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate or other action of the Company.

(c) Non-Contravention. The execution, delivery and performance of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation and Bylaws (each, as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person or entity to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(d) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including without limitation, the stockholders of any person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transaction contemplated by the Transaction Documents.

(e) No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect, which, if not in effect, would result in such violation or default).

(f) Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(i) 9,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 1,759,458 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(ii) 9,760,039 shares of Preferred Stock, of which, immediately prior to the Closing, 72,463 shares have been designated Series A Preferred Stock, $0.001 par value per share, 72,463 shares of which are issued and outstanding; of which 118,595 shares have been designated Series B Preferred Stock, $0.001 par value per share, 90,293 shares of which are issued and outstanding; 160,925 shares have been designated Series C Preferred Stock, $0.001 par value per share, 135,999 shares of which are issued and outstanding; 2,915,442 shares have been designated Series D Preferred Stock, $0.001 par value per share, 2,769,670 shares of which are issued and outstanding; 994,614 shares have been designated Series D-1 Preferred Stock, $0.001 par value per share, 992,614 shares of which are issued and outstanding; and 5,550,000 shares have been designated Series E Preferred Stock, $0.001 par value per share, 4,405,185 shares of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(iii) Warrants to purchase an aggregate of 170,766 shares of Series D-1 Preferred Stock, and warrants to purchase an aggregate of 65,517 shares of Series E Preferred Stock.

(iv) The Company has reserved 1,335,902 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2005 Stock Option and Incentive Plan duly adopted by the Board of Directors and approved by the Company’s stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, 40,950 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 1,179,274 shares have been granted and are currently outstanding or exercised, and 112,678 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(g) Valid Issuance. The Notes and the Bridge Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued and non-assessable. Based in part on the representations made by the Investors in Section 7, the offer and sale of the Notes and Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities law of the state in which the Investor is resident.

7. Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, represents and warrants as follows:

(a) Such Investor confirms that it has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other Transaction Documents to which it is a party.

(b) Such Investor represents that it is such Investor’s present intention to acquire its Note and Bridge Warrant, if applicable, for its own account and that such Note and Bridge Warrant, if applicable, are being or will be acquired by it for the purpose of investment and not with a view to distribution. Such Investor agrees that it will not sell or transfer its Note and Bridge Warrant, if applicable, without registration under applicable federal and state securities laws, or the availability of exemptions therefrom. Such Investor agrees that the Note and Bridge Warrant, if applicable, will bear a restrictive legend stating that Note and Bridge Warrant, if applicable, have not been registered under applicable federal and state securities laws and referring to restrictions on their transferability and sale.

(c) Such Investor acknowledges that it currently has, and had immediately prior to its receipt of the offer of sale from the Company, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment. During the course of this transaction and prior to the sale to the Investors of the Notes and Bridge Warrants, if applicable, hereunder, such Investor acknowledges that it has had the opportunity to ask questions of, and receive answers from, management of the Company concerning the terms and conditions of this investment and to obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act, or that is necessary to verify the accuracy of the other information obtained. Such Investor acknowledges that it has received such information as it deems necessary to enable it to make its investment decision.

(d) Such Investor represents that it is an “accredited investor” as defined by the rules and regulations of the Securities and Exchange Commission pursuant to the Securities Act.

(e) Each Investor maintains its permanent domicile in the state or country set forth below its name in Schedule I.

8. Tax Treatment. The parties hereto hereby acknowledge and agree that, notwithstanding the title of the Notes, for United States federal and state income tax purposes the Notes are, and at all times have been, more properly characterized as equity. Accordingly, the parties agree to treat the Notes as equity for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements). For the avoidance of doubt, the Company hereby agrees that, with regard specifically to the rule set forth in Section 385 of the Internal Revenue Code of 1986, as amended, the Company will treat the Notes as equity as of the time of issuance. Notwithstanding the foregoing, this Section 8 shall only affect the tax treatment of the Notes and shall not affect the validity of the obligations thereunder for any other purpose, including (without limitation) in any legal proceeding seeking to enforce rights under the Notes, or in the context of a reorganization or liquidation of the Company under the United States Bankruptcy Code (11 U.S.C. et seq).

9. Defaults and Remedies.

(a) Events of Default. The following events shall be considered Events of Default with respect to each Note:

(i) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Notes or any other outstanding indebtedness when such payments are due;

(ii) The Company shall fail to observe or perform any other covenant, material obligation, condition or agreement contained in the Transaction Documents;

(iii) Any representation, warranty, certificate, or other statement made or furnished by or on behalf of the Company to the Investors in writing in connection with the Transaction Documents, or as an inducement to the Investors to enter into the Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(iv) The Company shall (a) make an assignment for the benefit of any of its creditors; (b) admit in writing its inability to pay its debts as they become due; (c) file a voluntary petition for bankruptcy; (d) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation; (e) file any answer admitting the material allegations of a petition filed against the Company in any such proceeding; (f) seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company; (g) actually be dissolved or liquidated or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or (h) take any action for the purpose of effecting any of the foregoing; or

(v) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

(b) Remedies. If the Company fails to cure an Event of Default within thirty (30) days of the commencement of such Event of Default, (i) in the event of an Event of Default specified in Section 8(a)(i), Section 8(a)(ii) or Section 8(a)(iii), at the option and upon the declaration of the holders of at least a majority of the principal outstanding under the Notes (the “Required Vote”), and (ii) in the event of an Event of Default specified in Section 8(a)(iv) or Section 8(a)(v), automatically, the entire unpaid principal and accrued and unpaid interest on all outstanding Notes shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the holders of Notes may enforce payment of all amounts due and owing under such Notes and exercise any and all other remedies granted to them at law, in equity or otherwise.

10. No Impairment. The Company will not, by amendment of its Charter Documents, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Transaction Documents, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investors under the Transaction Documents against wrongful impairment.

11. Amendments, Waivers, Etc. It is intended that the Investors will act in concert with respect to all actions taken regarding the Transaction Documents. To accomplish such result, the Investors hereby agree that the Transaction Documents, or any term hereof or thereof may be amended, waived, discharged or terminated by a written instrument signed by the holders of Notes representing the Required Vote, provided, however, that no amendments shall be made to the Transaction Documents without the consent of each of the Investors, unless all Note holders are treated in the same manner, provided, further, that no amendments shall be made to this Section 11, without the consent of each of the Investors.

12. Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware should govern the enforceability and validity of the Transaction Documents, the construction of their terms and the interpretation of the rights and duties of the parties pursuant to the relationships among them contemplated herein and therein, whether or not such rights and duties arise directly under the Transaction Documents.

13. Fees and Expenses. The Company will pay the aggregate out of pocket costs, fees and expenses incurred by the Investors in connection with this financing.

14. Parties in Interest. Subject to the limitations in Section 15 below, the terms and provisions of the Transaction Documents shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. The Transaction Documents shall not run to the benefit of or be enforceable by any person other than a party to the Transaction Documents and its successors and assigns.

15. Assignment by the Company. The rights, interests or obligations of the Transaction Documents may not be assigned by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of Notes representing the Required Vote.

16. Survival of Representations and Warranties. All representations and warranties made in the Transaction Documents, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

17. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

18. Headings. The headings of the Sections and paragraphs of the Transaction Documents have been inserted for convenience and reference only and do not constitute a part of the Transaction Documents.

19. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile and email communications) and mailed, emailed, faxed or delivered:

If to an Investor, at the address set forth in Schedule I attached hereto or at such other address as to which such Investor may inform the other parties in writing in compliance with the terms of this Section 19.

If to the Company, at the address set forth below, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 19:

Mevion Medical Systems, Inc.

Attn: Chief Executive Officer

300 Foster Street

Littleton, MA 01460

Fax: (978) 540-1501

Email: joe@mevion.com

with a copy (which shall not constitute notice) to:

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Fax: 617-523-1231

Email: mbloom@goodwinprocter.com

All such notices, requests, demands and other communications shall, when mailed certified mail, return receipt requested, postage prepaid), emailed or faxed, be effective when deposited in the mails or delivered via confirmed email or telecopy, respectively, addressed as aforesaid, unless otherwise provided herein.

20. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any other prior understandings or agreements concerning the subject matter hereof.

21. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

MEVION MEDICAL SYSTEMS, INC.

By:	/s/ Joseph Jachinowski
Name:	Joseph Jachinowski
Title:	Chief Executive Officer

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Note and Warrant Purchase Agreement as of the date set forth above.

PROQUEST INVESTMENTS IV, L.P.
By:	ProQuest Associates IV LLC
its General Partner

By:	/s/ Pasquale DeAngelis
Name:	Pasquale DeAngelis
Title:	Managing Member

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

CHL MEDICAL PARTNERS III, L.P.
By:	CHL Medical Partners III, LLC
its General Partner

By:	/s/ Myles D. Greenberg
Name: Myles D. Greenberg
Title: Vice President

CHL MEDICAL PARTNERS III SIDE FUND, L.P.
By:	CHL Medical Partners III, LLC
its General Partner

By:	/s/ Myles D. Greenberg
Name: Myles D. Greenberg
Title: Vice President

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

STORRINGTON INDUSTRIES LIMITED

By:	/s/ James Romage
Name: James Romage
Title: Director

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

GC&H INVESTMENTS, LLC

By:	/s/ Jim Kindler
	Name:	Jim Kindler
Title: Managing Member

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

/s/ Robert N. Wilson
Robert N. Wilson

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

CHLS (STILL RIVER) LLC

By:	/s/ Peter P. D’Angelo
Name:	Peter P. D’Angelo
Title:	President of Caxton Health Holdings, LLC, Managing Member

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

Z-3 INVESTORS, LLC

By:	/s/ Marc Buntaine
Name:	Marc Buntaine
Title:	General Manager

/s/ Marc Buntaine
Marc Buntaine

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

JAMES R. UTASKI AND NANCY W. UTASKI 2012 FAMILY GIFT TRUST

By:	/s/ James R. Utaski
Name:	James R. Utaski
Title:	Co-Trustee

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

PE SRS, LLC

By:	/s/ Dennis P. McNamara
Name:	Dennis P. McNamara
Title:	Senior Vice President

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

/s/ Daniel Tully
Daniel Tully

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

/s/ Robert F. Johnston
The Robert F. Johnston Living Trust

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

/s/ Paul Volcker
Paul Volcker

[Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement as of the date first above written.

JEAN STONE 2012 TRUST

By:	/s/ Jean Stone
Name:	Jean Stone
Title:	Trustee

[Note Purchase Agreement]

SCHEDULE I

Investors	Principal Amount of Note at Closing	Super Pro Rata Investor (Y/N)	Super Pro Rata Allocation
CHLS (Still River) LLC 500 Park Ave. New York, NY 10022	$3,511,713.05	Y	$379,307.96
CHL MEDICAL PARTNERS III, L.P. 1055 Washington Blvd Stamford, CT 06901	$584,165.33	Y	$63,097.00
CHL MEDICAL PARTNERS III SIDE FUND, L.P. 1055 Washington Blvd Stamford, CT 06901	$52,649.47	Y	$5,686.79
Robert N. Wilson 40 West Mechanic Street New Hope, PA 18938	$560,615.62	Y	$60,553.34
ProQuest Investments IV, L.P. 2430 Vanderbilt Beach Road, 109-190 Naples, FL 34109	$1,429,674.14	Y	$154,422.29
GC&H Investments, LLC Cooley Godward Kronish LLP 101 California Street 5th Floor San Francisco, CA 94111-5800 Attn: Jim Kindler	$8,777.90	Y	$948.12
James R. Utaski and Nancy W. Utaski 2012 Family Gift Trust c/o Whitestone Capital, LLC Jim Utaski 47 Hulfish St, Suite 505C Princeton, NJ 08542	$72,614.35	Y	$7,843.23

Jean Stone 2012 Trust 16 Heathcote Road Scarsdale, NY 10583-4418	$91,935.69	N	—
Storrington Industries Limited Water Lane Storrington West Sussex, England RH20 3 EA	$363,718.65	Y	$39,286.06
The Robert L. Johnston Living Trust 155 Lambert Drive Princeton, NJ 08540	$59,532.02	Y	$6,430.19
PE SRS, LLC c/o Oppenheimer & Co., Inc. 300 Madison Avenue, 4th Floor New York, NY 10017	$59,705.78	Y	$6,448.95
Daniel Tully 398 S. Beach Road Hobe Sound, FL 33455	$180,540.52	Y	$19,500.58
Paul Volcker 610 5th Avenue Room 42 New York, NY 10020	$44,723.38	Y	$4,830.67
Z-3 Investors, LLC 5 Wildwood Dr. Sherborn, MA 01770	$458,655.84	N	—
Marc Buntaine 5 Wildwood Drive, Sherborn, MA 01770	$20,978.25	N	—

Total	$7,499,999.99		$748,355.20

[Note Purchase Agreement]

EXHIBIT A

Form of Note

EXHIBIT B

Form of Side Fund Note

EXHIBIT C

Form of Bridge Warrant